Exhibit 5.1

Thompson & Knight llp
ATTORNEYS AND COUNSELORS 1722 ROUTH STREET ● SUITE 1500 DALLAS, TEXAS 75201-2533 (214) 969-1700 FAX (214) 969-1751 www.tklaw.com	AUSTIN DALLAS FORT WORTH HOUSTON NEW YORK SAN ANTONIO ______________ ALGIERS LONDON MEXICO CITY MONTERREY PARIS
October 7, 2010

ERHC Energy Inc.
5444 Westheimer Road, Suite 1440
Houston, Texas 77056

Re:          Registration Statement on Form S-3;
File No. 333-168012

Ladies and Gentlemen:

We have acted as special counsel to ERHC Energy Inc., a Colorado corporation (the “Company”), with respect to the offer and sale by the Company (the “Offering”) of  (i) 9,090,910 aggregate shares (the “Shares”) of common stock, par value $.0001 per share of the Company (the “Common Stock”), (ii) warrants to purchase 6,818,183 shares of Common Stock (the “Warrants”) and (iii) 6,818,183 aggregate shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) pursuant to the Registration Statement on Form S-3, Registration No. 333-168012, filed by the Company with the  Securities and Exchange Commission (“SEC”) on July 7, 2010 (and amended on each of August 11, 2010 and August 23, 2010) and declared effective by the SEC on August 31, 2010 (the “Shelf Registration Statement”).

The Shares and Warrant Shares to be issued and sold in the Offering are to be purchased by investors in Units (the “Units”) pursuant to a Securities Purchase Agreement dated as of October 6, 2010 to be executed between the Company and each investor participating in the Offering (the “Purchase Agreement”).  Each Unit shall consist of one Share and a Warrant, initially exercisable for 0.75 of a Warrant Share.

As special counsel to the Company, we also participated in the preparation of the Shelf Registration Statement, the Prospectus contained in the Shelf Registration Statement (the “Base Prospectus”) and the Prospectus Supplement relating to the specifics of the Offering (the “Prospectus Supplement”), in the forms filed on October 6, 2010 and October 7, 2010, respectively, with the SEC under Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

ERHC Energy Inc.
October 7, 2010

In connection with the opinions expressed herein, we have examined:

(i)	form of the Purchase Agreement;

(ii)	a copy of the Warrant, in the form attached as an exhibit to the Purchase Agreement; and

(iii)
the records of corporate proceedings of the Company that have occurred prior to the date hereof with respect to each of the Shelf Registration Statement, the Prospectus, the Prospectus Supplement, the Offering (and the related agreements, instruments and documents to which the Company is a party).

Subject to the assumptions set forth below, we have also examined originals or copies of such other records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In connection with this opinion, we have assumed:

(i)             The authenticity of the originals of the documents submitted to us.

(ii)            The conformity to authentic originals of any documents submitted to us as copies.

(iii)            As to matters of fact, the truthfulness of the representations and statements made or otherwise incorporated in the Shelf Registration Statement, the Prospectus, the Prospectus Supplement and the Purchase Agreement and representations and statements made in certificates of public officials and officers or other representatives of the Company.

(iv)           That the Purchase Agreement constitutes valid, binding and enforceable obligations of each party thereto (other than the Company).

(v)            That:

(A)         The execution, delivery and performance by the Company of the Warrant does not:

(1)           except with respect to the laws referred to in qualification (a) below (the “Applicable Laws”), violate any law, rule or regulation applicable to it, or

(2)           result in any conflict with or breach of any agreement or document binding on the Company.

ERHC Energy Inc.
October 7, 2010

(B)           Except as required by Applicable Laws, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any third party is required for the due execution, delivery or performance by the Company of the Warrant or, if any such authorization, approval, action, notice or filing is required, it shall have been duly obtained, taken, given or made and shall be in full force and effect.

(C)           A New York State court, or a United States federal court sitting in the State of New York, would determine that Section 5-1401 of the New York General Obligations Law is applicable to the choice of New York law to govern the Transaction Documents.  We note that one court has indicated in dicta that there may be constitutional issues with applying such Section in a transaction that has no connection with the State of New York.  SeeLehman Bros. Comm. Corp. v. Minmetals Int’l Non-Ferrous Metals Trading Co., 179 F. Supp 2d 118, 137 (S.D.N.Y. 2000).  We express no view as to whether the transactions contemplated by the Transaction Documents have a sufficient connection with the State of New York for such Section to be applicable.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.            The Units to be issued and sold pursuant to the Purchase Agreement have been duly authorized by the Company and, when issued, delivered and paid for as provided in the Purchase Agreement, the Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2,            The shares of Common Stock to be issued and sold pursuant to the Purchase Agreement have been duly authorized by the Company and, when issued, delivered and paid for as provided in the Purchase Agreement, such shares will be validly issued, fully paid and non-assessable.

3.            The Warrants have been duly authorized by the Company and, when issued, delivered and paid for as provided in the Purchase Agreement, the Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.            The Warrant Shares to be issued and sold upon exercise of the Warrant as in effect on the date hereof have been duly authorized by the Company and, when issued, delivered and paid for as provided in the Warrants, will be validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following qualifications and exceptions:

(a)           Our opinions in paragraphs 1 and 3 are limited to the laws, rules and regulations of the State of New York and our opinions in paragraphs 2 and 4 are limited to the Colorado Business Corporation Act (in each case including all applicable provisions of the constitution of each such jurisdiction and reported judicial decisions interpreting such laws), and we do not express any opinion herein concerning any other laws.

ERHC Energy Inc.
October 7, 2010

(b)           Our opinions are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws affecting the rights and remedies of creditors generally.

(c)           Our opinions are subject to general principles of equity exercisable in the discretion of a court (including without limitation obligations and standards of good faith, fair dealing, materiality and reasonableness and defenses relating to unconscionability or to impracticability or impossibility of performance).

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein.  The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated October 7, 2010, which is incorporated by reference in the Shelf Registration Statement.  We also consent to the reference of our firm under the caption “Legal Matters – Validity of Securities” in the Shelf Registration Statement and the Prospectus, under the caption “Legal Matters” in the Prospectus Supplement, and in each case in any amendment or supplement thereto.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act or the rules and regulations of the SEC promulgated thereunder, nor do we admit that we are experts with respect to any part of the Shelf Registration Statement within the meaning of the term “expert” as used in the Securities Act or the related rules and regulations of the SEC promulgated thereunder.

Respectfully submitted,

/s/ THOMPSON & KNIGHT LLP